As filed with the United States Securities and Exchange Commission on November 30, 2021 under the Securities Act of 1933, as amended.
Registration No. 333‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PROOF Acquisition Corp I
(Exact name of registrant as specified in its charter)

Delaware	6770	86-2707040
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11911 Freedom Drive
Suite 1080
Reston, VA 20190
(703) 563-4100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael W. Zarlenga
11911 Freedom Drive
Suite 1080
Reston, VA 20190
(703) 563-4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Scott D. Fisher Steptoe & Johnson LLP 1114 Avenue of the Americas New York, New York 10036 Tel: (212) 506-3900	Sarah K. Solum Pamela L. Marcogliese Freshfields Bruckhaus Deringer US LLP 2710 Sand Hill Road Menlo Park, CA 94025 (650) 618-9250

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-261015

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant(2)	4,600,000 units	$10.00	$46,000,000	$4,264.20
Shares of Class A common stock included as part of the units(3)	4,600,000 shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	2,300,000 warrants	—	—	—(4)
Total			$46,000,000	$4,264.20

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 600,000 units, consisting of 600,000 shares of Class A common stock and 300,000 redeemable warrants underlying such units, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)
Pursuant to Rule 416(a) under the Securities Act of 1933, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-division, share dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act of 1933.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed by PROOF Acquisition Corp I, a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-261015) (the “Prior Registration Statement”), initially filed by the Registrant on November 12, 2021 and declared effective by the Securities and Exchange Commission on November 30, 2021.

This Registration Statement covers the registration of an additional 4,600,000 of the Registrant’s units, each consisting of one share of the Registrant’s Class A common stock, $0.0001 par value per share (“Common Stock”), and one-half of one redeemable warrant (“Warrant(s)”), including 600,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of December 1, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than December 1, 2021.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.          Exhibits and Financial Statement Schedules.

(a) All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (File No. 333-261015) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Steptoe & Johnson LLP.

23.1	Consent of Marcum LLP.

23.2	Consent of Steptoe & Johnson LLP (included in Exhibit 5.1).

24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement on Form S-1 (File No. 333-261015) filed on November 12, 2021).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Virginia, on the 30th day of November, 2021.

PROOF ACQUISITION CORP I

By:	/s/ John C. Backus, Jr.
Name:	John C. Backus, Jr.
Title:	Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on November 30th, 2021.

Signature	Title

/s/ John C. Backus, Jr.	Chief Executive Officer & Director (Principal Executive Officer)
John C. Backus, Jr.

/s/ Steven P. Mullins	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Steven P. Mullins

/s/ Peter C. Harrison	Director
Peter C. Harrison

/s/ Coleman Andrews	Director
Coleman Andrews

/s/ Mark Lerdal	Director
Mark Lerdal

/s/ Lisa Suennen	Director
Lisa Suennen

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